EXHIBIT 5
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
                                                     PETREE STOCKTON
                                                    ATTORNEYS AT LAW
                                               3500 ONE FIRST UNION CENTER
          1001 WEST FOURTH STREET         CHARLOTTE, NORTH CAROLINA 28202-6001          4101 LAKE BOONE TRAIL, SUITE 400
 WINSTON-SALEM, NORTH CAROLINA 27101-2400   (704) 338-5000 FAX (704) 338-5125          RALEIGH, NORTH CAROLINA 27607-6519
     (919) 725-2351 FAX (919) 723-2610                                                  (919) 420-1700 FAX (919) 420-1800

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                                                   June 18, 1996



Speizman Industries, Inc.
508 West Fifth Street
Charlotte, North Carolina 28231

Gentlemen:

         We refer to the registration statement on Form S-8 (the "Registration Statement") to be filed by Speizman Industries, Inc. (the "Company") with the Securities and Exchange Commission on or about June 18, 1996, under the Securities Act of 1933, as amended, relating to the proposed public offering of an aggregate of 15,000 shares (the "Shares") of common stock of the Company, par value $0.10 per share, by the Company pursuant to the Speizman Industries, Inc. Stock Option Plan for Non-Employee Directors (the "Plan").

         As counsel for the Company, we have examined such corporate records, other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of that examination, we advise you that, in our opinion, the Shares have been duly and validly authorized and will be validly issued, fully paid and nonassessable when issued and paid for in accordance with the terms of the Plan and any award agreement thereunder and upon the termination or lapse of any restrictions set forth in any award agreement under the Plan and the delivery of the certificates representing the Shares so issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name whenever appearing in the Registration Statement.

                                          Very truly yours,

                                          /s/ PETREE STOCKTON, L.L.P.

                                          PETREE STOCKTON, L.L.P.



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